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                                                        EXHIBIT 23.2

                        [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Energy Conversion Devices, Inc. on Form S-3 of our report dated September 28, 1995, appearing in the Annual Report on Form 10-K of Energy Conversion Devices, Inc. for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Ann Arbor, Michigan
June 11, 1996